UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 15, 2015

FactSet Research Systems Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-11869	13-3362547
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

601 Merritt 7

Norwalk, Connecticut 06851

(Address of principal executive offices)

(203) 810-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Prior to the 2015 Annual Meeting of Stockholders of FactSet Research Systems Inc. (“FactSet” or the “Company”) held on December 15, 2015, the Board of Directors of FactSet accepted the resignation of Walter F. Siebecker, Director, and his related responsibilities as a member of both the Audit and Compensation Committees. Mr. Siebecker’s resignation was effective December 15, 2015, the date of the Company’s 2015 Annual Meeting of Stockholders.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The following three proposals were submitted to stockholders of FactSet at the 2015 Annual Meeting of Stockholders (the “Meeting”) held on December 15, 2015:

1.	To elect five directors to the Board of Directors.

2.	To ratify the appointment of the accounting firm of Ernst & Young LLP as FactSet’s independent registered public accounting firm for the fiscal year ending August 31, 2016.

3.	To approve, by a non-binding vote, the compensation of the Company’s named executive officers.

For more information about the foregoing proposals, refer to the Company’s 2015 Proxy Statement. Holders of FactSet common stock were entitled to one vote per share and vote together as a single class on all matters submitted to a vote of stockholders. The ratification of the Company’s independent registered public accounting firm (Proposal 2) is a discretionary item as defined by the New York Stock Exchange; however Proposal 1 (election of directors) and Proposal 3 (approval of compensation) are considered non-discretionary items and thus brokers were not permitted to vote shares in these matters unless instructions on how to vote these shares were provided to the broker.

Since a quorum was present at the Meeting, the approval of each proposal required the number of votes described below:

●

Under the Company’s amended by-laws, the nominees for election as directors of the Company are elected by majority vote, meaning that in an uncontested director election when the number of votes cast “FOR” a director exceeds the number of votes cast “AGAINST” that director, the nominee will be elected as a director.

●

The ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ended August 31, 2016 requires that a majority of the votes cast at the meeting (either in person or by proxy) be voted “FOR” this proposal.

●

The approval of a resolution approving the compensation of FactSet’s named executive officers as disclosed in the 2015 Proxy Statement is an advisory vote; however, the Company values the opinions of its stockholders and will take into account the outcome of this vote in considering future compensation arrangements.

The number of votes cast for and against and the number of abstentions and non-votes with respect to each matter voted upon are set forth below:

Proposal 1: To elect five members to FactSet’s Board of Directors.

Nominee	For	Against	Abstained	Broker Non-Votes

Scott A. Billeadeau	35,870,856	524,566	92,308	2,431,426
Philip A. Hadley	35,193,718	1,203,221	90,791	2,431,426
Laurie Siegel	36,222,935	169,094	95,701	2,431,426
F. Philip Snow	36,002,220	394,596	90,914	2,431,426
Joseph R. Zimmel	36,152,134	241,272	94,324	2,431,426

The five nominees were elected to FactSet’s Board of Directors. Scott A. Billeadeau, Philip A. Hadley and Joseph R. Zimmel will serve as directors until the Company’s 2018 Annual Meeting of Stockholders or until their respective successors are elected and qualified. Laurie Siegel will serve as a director until the Company’s 2017 Annual Meeting of Stockholders or until a successor is elected and qualified. F. Philip Snow will serve as a director until the 2016 Annual Meeting of Stockholders or until a successor is elected and qualified. The other directors whose terms of office continued after the Meeting are: Robin A. Abrams, Joseph E. Laird, Jr., and James. J. McGonigle.

Proposal 2: To ratify the appointment of the accounting firm of Ernst & Young LLP as FactSet’s independent registered public accounting firm for the fiscal year ending August 31, 2016.

For	38,792,948
Against	35,248
Abstained	90,960

The appointment of Ernst & Young LLP was ratified.

Proposal 3: To approve, by a non-binding vote, the fiscal 2015 compensation awarded to the Company’s named executive officers.

For	34,343,145
Against	1,326,933
Abstained	817,652
Broker Non-Votes	2,431,426

The fiscal 2015 compensation awarded to FactSet’s named executive officers was approved by a non-binding vote.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FACTSET RESEARCH SYSTEMS INC.
(Registrant)

Date: December 17, 2015	/s/ MAURIZIO NICOLELLI
Maurizio Nicolelli
Senior Vice President, Chief Financial Officer (Principal Financial Officer)